UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

ACCURAY INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33301	20-8370041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin		53717-1954
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 608 824-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 19, 2025, Robert C. Kill, a Class I director of Accuray Incorporated (the “Company”), informed the Company’s Board of Directors (the “Board”) of his intention not to stand for re-election at the Company’s 2025 annual meeting of stockholders to be held in November 2025 (the “Annual Meeting”). Mr. Kill will continue to serve as a director and member of the Compensation Committee of the Board until the conclusion of the Annual Meeting. The decision by Mr. Kill to not stand for re-election is not due to any disagreement with the Company or the Board, or any matter relating to the Company’s operations, policies or practices.

On August 19, 2025, Jesse Chew provided the Company with notice of his intent to resign from his position as Senior Vice President, Chief Legal Officer and Corporate Secretary of the Company, which resignation will be effective on September 19, 2025. Mr. Chew has agreed to consult with the Company through December 31, 2025, subject to terms to be agreed upon between the Company and Mr. Chew. Mr. Chew’s resignation was not a result of any disagreement with the Company or the Board, or any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCURAY INCORPORATED
Date	August 22, 2025
		By:	/s/ Jesse Chew
Jesse Chew Senior Vice President, Chief Legal Officer and Corporate Secretary